EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

CONTACT:
--------

Doni Fordyce
L-1 Identity Solutions
203-504-1109
dfordyce@L1ID.com

           L-1 IDENTITY SOLUTIONS TO ACQUIRE MCCLENDON CORPORATION

STAMFORD, CT. -- JUNE 19, 2007 -- L-1 Identity Solutions, Inc. (NYSE:ID), a leading provider of identity solutions and services, today announced it has entered into a definitive agreement to acquire privately-held McClendon Corporation. Based in Chantilly, Virginia, McClendon provides technical and professional services to the Intelligence and Military Communities. McClendon brings the National Geospatial-Intelligence Agency (NGA), an important Intelligence Community customer, to the L-1 portfolio. Other customers include the National Security Agency (NSA), and the Federal Bureau of Investigations
(FBI), among others.

Under the terms of the agreement, L-1 Identity Solutions will pay McClendon shareholders $33 million in cash and $33 million in equity based on the average closing price of L-1 common shares for a specified period prior to closing, for a total consideration of $66 million. McClendon's revenue has grown approximately 33 percent (compounded annual growth rate) from 2003 - 2006 and will have no debt outstanding at closing. L-1 expects McClendon's future growth to be consistent with the L-1 model of approximately 20 percent annual organic growth. McClendon had a total estimated backlog of $98 million as of February 28, 2007.

Robert V. LaPenta, Chairman, President and CEO of L-1 Identity Solutions, said "McClendon is well positioned and highly respected within the Intelligence Community and is an important addition to the L-1 portfolio of services companies. McClendon expands L-1's cross-selling opportunities across the Intelligence Community and expands L-1's service offerings to our existing customer base."

With its imagery intelligence, all source intelligence analysis, systems engineering and acquisition capabilities, McClendon is highly complementary to L-1 Identity Solutions' existing and prospective Intel services businesses, augmenting the Human Intelligence services of its wholly-owned subsidiary SpecTal LLC, and the Information Services of Advanced Concepts Inc. (ACI), a prospective L-1 company. L-1's pending acquisition of ACI, which was previously announced by L-1 in May 2007, is expected to close in July 2007.

"We owe the success of our business to building long-term business relationships, achieving superior customer satisfaction and operating with sound financial discipline, all traits we share in common with L-1 Identity Solutions and a major consideration for why this acquisition makes sense for our employees and for our customers," said Patty Hardt, Senior Vice President of McClendon Corporation. "With the scale and scope of L-1 companies behind us, McClendon also will have the ability to move into a large prime contractor position and become empowered to win significantly more positions on future contracts."

McClendon has more than 200 employees with more than 90 percent holding top secret security clearance. Including McClendon employees, at the end of 2007 L-1 is expected to have approximately 850 individuals with high-level government security clearance. The executive management team of McClendon will maintain its current operations and headquarters.




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Ann J. Holcomb, President of SpecTal, an L-1 company, concluded, "We view the
McClendon acquisition as a strategic alignment of several unique expertise sets, allowing us to offer a more comprehensive suite of services across the Intelligence community. This acquisition broadens our customer base to enable us to provide unique cleared expertise to many other sensitive U.S. government initiatives."

The transaction is expected to close in July 2007 and is subject to customary closing conditions. The transaction is expected to add $20 million of revenues and $3 million of Adjusted EBITDA in 2007 and be accretive to earnings.


ADJUSTED EBITDA

L-1 Identity Solutions uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of SFAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing L-1 Identity Solutions financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, L-1 Identity Solutions can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance.

L-1 Identity Solutions considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities.

L-1 has not provided a reconciliation of McClendon's expected net income to adjusted EBITDA for the five months ending December 31, 2007 because it is not practical to estimate net income without unreasonable effort because, among other things, L-1 has not yet performed a valuation of asset acquired and liabilities assumed.


ABOUT L-1 IDENTITY SOLUTIONS

L-1 Identity Solutions, Inc. (NYSE: ID), together with its portfolio of companies, offers a comprehensive set of products and solutions for protecting and securing personal identities and assets. Leveraging the industry's most advanced multi-modal biometric platform for finger, face and iris recognition, our solutions provide a circle of trust around all aspects of an identity and the credentials assigned to it -- including proofing, enrollment, issuance and usage. With the trust and confidence in individual identities provided by L-1 Identity Solutions, government entities, law enforcement and border management agencies, and commercial enterprises can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1


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Identity Solutions is headquartered in Stamford, CT. For more information, visit
www.L1ID.com.




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FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release and those made from time to time by L-1 Identity Solutions through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views based on management's beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the ability of L-1 to close the McClendon and ACI acquisitions on a timely basis, the ability of each of McClendon and ACI to maintain certain key government contracts and successfully generate new business, the availability of government funding for L-1's products and solutions, the ability of the company to convert McClendon's estimated backlog into revenue, the size and timing of federal contract awards, performance on existing and future contracts, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. Additional risks and uncertainties are described in the Securities and Exchange Commission filings of the L-1 Identity Solutions, including the Company's Form10-Q for the quarter ended March 31, 2007. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.












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